UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1 to include Cover Page)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ ☒	Preliminary Proxy Statement Definitive Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ENGLOBAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
________________________________________________________________________

(5)	Total fee paid:
________________________________________________________________________

☐	Fee paid previously with preliminary materials:
________________________________________________________________________

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
________________________________________________________________________

(2)	Form, Schedule or Registration no.:
________________________________________________________________________

(3)	Filing Party:
________________________________________________________________________

(4)	Date Filed:
________________________________________________________________________

April 30, 2010

Dear Stockholder:

I am pleased to invite you to the Annual Meeting of Stockholders of ENGlobal Corporation.  The meeting will be held at the Hilton Houston North Hotel, 12400 Greenspoint Drive, Houston, Texas on Thursday, June 17, 2010 at 10:00 a.m., local time.

At the meeting, you and the other stockholders will be asked to vote on the following:

•	the election of four Directors to the Board of Directors of ENGlobal;
•	the ratification of the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2010; and
•	any other business which properly comes before the meeting or at any adjournment or postponement thereof.

You will also hear an overview of ENGlobal’s current and prior year operations from senior management to be followed by a question and answer session open to all stockholders.  Our Annual Report, which is enclosed with the accompanying Notice of Annual Meeting and Proxy Statement, contains other detailed information about ENGlobal, including its audited financial statements for the year ended December 31, 2009.

Stockholders are urged to carefully read the accompanying Notice of Annual Meeting and Proxy Statement in its entirety before voting on the proposals.  This Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about April 30, 2010.

We hope you can join us on June 17, 2010.  Regardless of whether or not you expect to attend the meeting in person, please read the Proxy Statement and vote as soon as possible.  You will be able to vote either via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting.  It is important that your shares be represented, and your promptness will assist us in making necessary preparations for the meeting.

Sincerely,

William A. Coskey, P.E.
Chairman of the Board and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Time and Date	10:00 a.m., local time, on Thursday, June 17, 2010

Place	Hilton Houston North Hotel 12400 Greenspoint Drive Houston, Texas

Items of Business
(1) To elect four Directors to the Board of Directors of ENGlobal;
(2) To ratify the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2010; and
(3) To consider such other business as may properly come before the meeting.

Except with respect to the procedural matters incident to the conduct of the Annual Meeting, we are not aware of any other business to be brought before the Annual Meeting.

Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to notice of, and to vote at, the Annual Meeting only if you were an ENGlobal stockholder as of the close of business on April 19, 2010.

Meeting Admission
You are entitled to attend the Annual Meeting only if you were an ENGlobal stockholder as of the close of business on April 19, 2010 or hold a valid proxy for the Annual Meeting.  You should be prepared to present photo identification for admittance.  If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to April 19, 2010, a copy of the voting instruction card provided by your bank or brokerage firm, or other similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting.

The Annual Meeting will begin promptly at 10:00 a.m., local time.  Check-in will begin at 9:00 a.m., local time, and you should allow ample time for the check-in procedures.

Voting
Your vote is very important.  Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote as soon as possible.  This will not only ensure the presence of a quorum at the Annual Meeting but also that your shares are voted in accordance with your wishes.  You will be able to vote either via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting.  For detailed information regarding voting, please refer to the section entitled “Questions and Answers – How Can I Vote?” on page 4 of this Proxy Statement and the instructions on the proxy or voting instruction card.

By Order of the Board of Directors,

Natalie S. Hairston
Chief Governance Officer and Corporate Secretary

This notice of Annual Meeting and Proxy Statement and form of proxy are first being distributed to stockholders on or about April 30, 2010.

i

2010 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

ii

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of ENGlobal Corporation (“ENGlobal”) for the 2009 Annual Meeting of Stockholders (the “Meeting”) and for any adjournment or postponement of the Meeting. In this Proxy Statement, we refer to ENGlobal as the “Company,” “we,” “our” or “us.”

Questions and Answers

Q:	Who is soliciting my proxy?
A:
We, the Board of Directors of ENGlobal Corporation (“ENGlobal” or the “Company”), are sending you this Proxy Statement in connection with our solicitation of proxies for use at ENGlobal’s 2010 Annual Meeting of Stockholders.  Specified directors, officers, and employees of ENGlobal may also solicit proxies on our behalf by mail, phone, fax, or in person.

Q:	Who is paying for this solicitation?
A:
ENGlobal will pay for the solicitation of proxies, including the cost of preparing, assembling, and mailing this Proxy Statement, the proxy card, the Annual Report and all other materials which may be sent to stockholders in connection with this solicitation.  We pay a fee to Broadridge Financial Solutions, Inc. to assist in the tabulation of proxies, but we pay no separate compensation solely for the solicitation of proxies.

We encourage you to conserve natural resources, as well as significantly reduce the Company’s printing and mailing costs, by signing up to receive your stockholder communications via e-mail.  For detailed information, please refer to the section entitled “Questions and Answers – How can I receive future stockholder communications electronically?” on page 6 of this Proxy Statement and follow the instructions on the proxy or voting instruction card.

Q:	On what am I voting?
A:	The items of business scheduled to be voted at the Annual Meeting are:

•	the election of William A. Coskey, P.E.; David W. Gent, P.E.; Randall B. Hale; and David C. Roussel to the Board of Directors;
•	the ratification of the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2010; and
•	any other business that properly comes before the Annual Meeting.

Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the Annual Meeting.

Q:	Who can vote?
A:
Record holders of ENGlobal Common Stock as of the close of business on April 19, 2010, the record date, are entitled to vote on all items being voted upon at the Annual Meeting.  Each share is entitled to one vote on each matter presented at the Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
Stockholder of Record – If your shares are registered directly in your name with ENGlobal’s transfer agent, Computershare Investor Services, LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by ENGlobal.  As the stockholder of record, you have the right to grant your voting proxy directly to ENGlobal or to vote in person at the meeting.  You may vote by completing and mailing the enclosed proxy card as an alternative to voting in person at the meeting.

Beneficial Owner – If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card.  As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote and are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the bank or brokerage firm that holds your shares, giving you the right to vote the shares at the meeting.  Your bank or brokerage firm has enclosed or provided voting instructions for you to use in directing the bank or brokerage firm how to vote your shares.  Your bank or brokerage firm may also have a process for providing instructions over the phone or via the Internet.

If you hold your shares through a broker or other nominee, your broker or nominee may only exercise voting discretion with respect to matters deemed routine by the NASD, such as the ratification of auditors.  On non-routine matters, such as the election of directors, a broker or other nominee cannot cast a vote (a so-called “broker non-vote”).  Broker non-votes will not be treated as votes cast.

Q:	How can I vote?
A:
You may vote your shares either in person or by proxy.  Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting.  Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the bank or brokerage firm that holds your shares giving you the right to vote the shares.  Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

To vote by proxy, you may vote either via the Internet, by telephone or by mailing a completed proxy card. For beneficial holders, instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card.  To vote by mailing a proxy card, mark, date, sign, and mail the enclosed proxy card in the postage-paid envelope.  Granting a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person; by voting in person, you will revoke your proxy.  You may also revoke your proxy at any time before the vote at the meeting by providing ENGlobal’s Corporate Secretary written notice of your revocation or by submitting a later-dated proxy.  If you return your proxy but do not mark your voting preferences, William A. Coskey, P.E. and Robert W. Raiford, the proxy holders, will vote your shares:

•	FOR the election of each of the nominees for Director;
•	FOR the ratification of the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2010; and
•	As they determine with respect to any other matters that may properly come before the meeting.

If your shares are registered in the name of a bank or brokerage firm you will receive instructions from your holder of record0 that must be followed in order for you to vote the shares per your instructions.  Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet.  If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

Q:	Can I change my vote?
A:
You may change your vote at any time prior to the vote at the Annual Meeting.  If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to ENGlobal’s Corporate Secretary prior to your shares being voted, or by attending the Annual Meeting and voting in person.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.  For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your bank or brokerage firm, or, if you have obtained a legal proxy from your bank or brokerage firm giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	What constitutes a quorum?
A:
On the record date, ENGlobal had 27,444,659 shares of Common Stock issued and outstanding.  In order for the Annual Meeting to be properly held, a majority of the outstanding shares (a quorum) on the record date, or 13,722,330 shares, must be present at the meeting or represented by proxy.  Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How are votes counted?
A:
In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.  If your vote is withheld with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.

For the proposal to ratify the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2010, and any other proposals that properly come before the meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  If you “ABSTAIN,” your shares will be counted for purposes of establishing a quorum, and the abstention will have the same effect as a vote “AGAINST.”  If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.  If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors (“FOR” all of ENGlobal’s nominees to the Board, “FOR” the ratification of the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2010, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

Q:	What vote is required to approve each proposal?
A:
Proposal One:  The four persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected Directors.  A properly executed proxy marked “WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  Abstentions and broker non-votes will have no legal effect on the election of directors.

Proposal Two:  The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required to ratify the appointment of the Company’s independent auditors.

Q:	Can I vote on other matters?
A:
The matters presented at an Annual Meeting are limited to those properly presented by the Board of Directors and those properly presented by stockholders.  We have not received notice from any stockholder as to any matter to come before the Annual Meeting other than as set forth herein.  If any other matter is presented at the Annual Meeting, your signed proxy gives William A. Coskey, P.E. and Robert W. Raiford, the proxy holders, authority to vote your shares.

Q:	How does the Board of Directors recommend I vote on the proposals?
A:
Unless you give other instructions on your proxy card, William A. Coskey, P.E. and Robert W. Raiford, the proxy holders, will vote in accordance with the recommendations of the Board of Directors.  The Board recommends a vote FOR:

•	the election of the nominated slate of Directors; and
•	the ratification of the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2010.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors, or if no recommendation is given, in their own discretion.

Q:	What is the deadline for stockholder proposals for next year’s Annual Meeting?
A:
For a stockholder proposal to be considered for inclusion in ENGlobal’s Proxy Statement for the 2011 Annual Meeting, the written proposal must be received by the Secretary of ENGlobal at our principal executive offices no later than January 1, 2011.  The proposal will need to comply with Securities and Exchange Commission (“SEC”) regulations under Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

If you intend to present a proposal at our 2011 Annual Meeting, but you do not intend to have it included in our 2011 Proxy Statement, your proposal must be delivered to the Secretary of ENGlobal no later than March 17, 2011.

Q:	Who can help answer my questions?
A:
If you have any questions about the Annual Meeting, how to vote or revoke your proxy, or if you need additional copies of this Proxy Statement or voting materials, you should contact Natalie Hairston, Chief Governance Officer and Corporate Secretary, 654 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060-5914, (281) 878-1000.

Q:	How can I receive future stockholder communications electronically?
A:
If you are a stockholder, we encourage you to conserve natural resources, as well as significantly reduce the Company’s printing and mailing costs, by signing up to receive your stockholder communications via e-mail.  With electronic delivery, we will notify you via e-mail as soon as the annual report and the Proxy Statement are available on the Internet, and you can easily submit your stockholder votes online.  Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings.  To sign up for electronic delivery, follow the instructions on your proxy card.

Q:	How do I get copies of the exhibits filed with ENGlobal’s Form 10-K?
A:
A copy of ENGlobal’s Annual Report for 2009, which contains ENGlobal’s Form 10-K and consolidated financial statements, is being delivered to you with this Proxy Statement.  ENGlobal will provide to any stockholder as of the record date, who so specifically requests in writing, copies of the exhibits filed with ENGlobal’s Form 10-K for a reasonable fee.  Requests for such copies should be directed to Corporate Secretary, ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060-5914.  In addition, copies of all exhibits filed electronically by ENGlobal may be reviewed and printed from the SEC’s website at: www.sec.gov.

CORPORATE GOVERNANCE

The following section summarizes information about our corporate governance policies, our Board and its committees and the director nomination process.

Our Governance Practices

Corporate Governance Guidelines

           We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders. During the past year, we continued to review our corporate governance policies and practices, the corporate governance rules and regulations of the SEC, and the rules of the NASDAQ Stock Market (“NASDAQ”).

In June 2009, we reviewed our Audit Committee (attached hereto as “Appendix A”), Compensation Committee, Nominating and Corporate Governance Committee Charters, Corporate Code of Conduct, and other policies and procedures required by applicable law or stock exchange listing standards.  You can access and print these documents from the “Investor Relations” section of our website at www.englobal.com or you can request copies at no cost by writing us at ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, TX 77060-5914, Attention: Investor Relations.

Corporate Code of Conduct

The Company has adopted a Corporate Code of Conduct that applies to all of the Company’s directors, officers and employees in accordance with NASDAQ rules.  The purpose and role of this code is to focus our officers, directors, and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and help enhance and formalize our culture of integrity, honesty and accountability.  We have posted our Corporate Code of Conduct on the “Investor Relations” section of our website at www.englobal.com.

The Company also has a Code of Ethics applicable to the Chief Executive Officer and certain senior financial officers of the Company that complies with Item 406 of Regulation S-K of the Exchange Act and with applicable NASDAQ rules.  We have posted our Code of Ethics on the “Investor Relations” section of our website at www.englobal.com.

The Board of Directors

Board Size; Meetings of the Board

Our Board currently has four members (its authorized size).  During 2009, the Board formally met eight times and each director attended at least 75% of the meetings.  For information regarding meetings of the committees of our Board, see “Committees of the Board of Directors—Committee Composition and Meetings” below.

Executive Sessions

           In 2009, the Company held nine executive sessions of its non-employee directors, Messrs. Gent, Hale and Roussel.  Any non-employee director can request that an executive session be scheduled.

Leadership Structure; Lead Independent Director

As of the date of this Proxy Statement, Mr. Coskey is serving as both the Company’s Chairman of the Board and its Chief Executive Officer.  Effective May 3, 2010, Mr. Edward L. Pagano will assume the role of Chief Executive Officer, while Mr. Coskey will remain Chairman of the Board.  Mr. Pagano’s appointment as Chief Executive Officer is the result of an external CEO search process that began in December 2009.  The Company believes that separating the Chairman and CEO roles is an important element in enhancing its current corporate governance program.

Mr. Gent has served as the Company’s Lead Independent Director since 2002, and was re-elected to this role in 2009.  It is expected that Mr. Gent will continue to serve as the Lead Independent Director after the separation of ENGlobal’s Chairman and CEO roles.  In combination with his role as the Chairman of the Nominating and Corporate Governance Committee, Mr. Gent is responsible for overseeing risk management procedures, and enhancing board leadership and corporate governance practices.

The Board’s Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks.  The full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports from employees within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies.

The full Board discusses the report during the Committee update portion of the next Board meeting.  This enables to the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.  As part of its charter, the Audit Committee discusses our policies with respect to risk assessment and risk management. For more information, see “Risk Oversight” below.

Director Independence

           The Board has determined that no director has a relationship which, in the opinion of the Board, would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director, and that all directors, except Mr. Coskey, meet the criteria for independence under NASDAQ rules.  In determining Mr. Hale’s independence, the board of directors considered the fact that Mr. Coskey is a small, passive investor in a private equity fund managed by Mr. Hale.  The equity fund is not an affiliate of ENGlobal nor does it provide any services to or receive any services from ENGlobal or its management.  The Board concluded that this transaction was not material to either party and that it did not impede Mr. Hale’s independence.

The Board has also determined that the members of each of its committees, including the Audit Committee, meet the criteria for membership applicable to each committee under the NASDAQ listing standards and applicable SEC rules and regulations.

Director Attendance at Annual Meetings

All of our directors attended the 2009 annual meeting and we expect that all directors will attend the 2010 Meeting.

Board Evaluation Process

The Nominating and Corporate Governance Committee conducts an annual evaluation to determine whether the Board, its committees and its members are functioning effectively. The evaluation focuses on the Board’s (and each Board committee’s and member’s) contribution as a whole to us and on areas that the Board, any Board committee, any individual director and/or management believe can be improved.

Director Elections

Directors will be elected by a favorable vote of a plurality of the shares of common stock present, in person or by proxy, at the Meeting and entitled to vote.

Committees of the Board of Directors

Committee Composition and Meetings

Each of our directors attended at least 75% of the total meetings held by all Board committees on which they served in 2009.

Committee	Members	# of Meetings in 2009

Audit Committee	Randall B. Hale (Chairperson) David W. Gent David C. Roussel	9
Compensation Committee	David C. Roussel (Chairperson) David W. Gent Randall B. Hale	9
Nominating and Corporate Governance Committee	David W. Gent (Chairperson) Randall B. Hale David C. Roussel	4

Summary of Committee Responsibilities

All of our committee charters are available at www.englobal.com.

Audit Committee

The purposes of the Audit Committee are to oversee:

•	the quality and integrity of our financial statements;
•	our compliance with legal and regulatory requirements; and
•	our independent auditors’ qualifications, independence and performance.

In addition, the Audit Committee annually reviews our disclosures regarding deficiencies, if any, in the design or operation of internal controls.

The Board has determined that Mr. Hale is qualified as an audit committee financial expert under the SEC’s rules and regulations. In addition, the Board has determined that each member of the Audit Committee has the requisite accounting and related financial management expertise under NASDAQ rules.

Nominating and Corporate Governance Committee

The purposes of the Nominating and Corporate Governance Committee are to:

•
assist the Board by identifying individuals qualified to become Board members and recommend to the Board director nominees for election at the annual meetings of stockholders or for appointments to fill vacancies;

•	recommend to the Board director nominees for each Board committee and advise the Board on the appropriate composition of the Board and its committees;
•	make an annual report to the Board on succession planning;
•	advise the Board about and recommend to the Board appropriate corporate governance practices and assist the Board in implementing those practices; and
•	implement the annual performance review process for the Board and its committees.

In addition, the Nominating and Corporate Governance Committee reviews all relationships each director has with us and reports the results of its review to the Board with appropriate recommendations, if any, for approval.

Compensation Committee

The purposes of the Compensation Committee are to:

•	review, evaluate and approve our agreements, plans, policies and programs to compensate our officers and directors;
•	oversee our plans, policies and programs to compensate our employees;
•
review the Compensation Discussion and Analysis and, based on that review and discussion, determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in our annual report or Proxy Statement for the Meeting;

•	produce a report for inclusion in our Proxy Statement for the Meeting;
•	evaluate the performance of our Chief Executive Officer and executives;
•
set the compensation for our Chief Executive Officer and such other executives as the Compensation Committee deems appropriate and otherwise discharge the Board’s responsibilities relating to compensation of our officers and directors; and

•	encourage stock ownership by directors and executives, including through the use of equity compensation programs.

The Compensation Committee has discretion to establish and delegate some or all of its authority to subcommittees. During 2009, the Compensation Committee did not establish or utilize a subcommittee for considering or determining executive or director compensation, and it has no current plans to do so. For information regarding the Compensation Committee’s role in setting compensation, see “Executive Compensation—Compensation Discussion and Analysis” and “Director Compensation.”  For information regarding the role of our executive officers in setting compensation, see “Executive Compensation—Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

During 2009, all members of the Compensation Committee were independent directors and no member is or was our employee.  During 2009, none of our executives served on a compensation committee (or equivalent) or a board of directors of another entity that had an executive serving on our Compensation Committee or Board.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks.  The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each.  The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements.  The Audit Committee oversees management of financial risks.  The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest.  Each committee is responsible for evaluating certain risks and overseeing the management of such risks and the entire Board of Directors is regularly informed about such risks.  For more information, see “The Board’s Role in Risk Oversight” above.

Director Nominations

Consideration of Director Nominees

Stockholder Nominees

The Nominating and Corporate Governance Committee will carefully consider all qualified director candidates, whether or not they are recommended by a stockholder or otherwise.  Any stockholder wishing to recommend a director candidate for the 2011 Annual Meeting of Stockholders should submit his nomination before January 1, 2011 to ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, TX 77060-5914, Attention: Corporate Secretary.  Nominations should include the following information in order to facilitate the Nominating and Corporate Governance Committee’s review and consideration:

•	the name, telephone number and address of the recommending stockholder;
•	the name, age, business address and residence of the director candidate;
•	the principal occupation or employment of the director candidate for the past five years;
•
a description of the director candidate’s qualifications to serve as a director, including financial expertise and why the candidate qualifies or does not qualify as “independent” under the NASDAQ listing standards;

•	the number of shares of the Company’s Common Stock beneficially owned by the director candidate, if any;
•
a description of any arrangements or understandings between the recommending stockholder and the director candidate, if any, or any other person for whom the recommending stockholder is making the recommendation; and

•	whether or not the recommending stockholder and the director candidate consent to being named in the Company’s Proxy Statement with respect to disclosures regarding the nomination process.

No candidate for election to our Board has been recommended within the preceding year by a beneficial owner of 5% or more of our Common Stock.

Director Qualifications

The Nominating and Corporate Governance Committee establishes criteria for selecting new members of the Board. The Board as a whole should reflect a range of skills, knowledge and experience in areas of importance to the Company.  Directors must be committed to upholding the highest standards of personal and professional integrity and to representing the interests of all stockholders, not particular stockholder constituencies.  The Nominating and Corporate Governance Committee places no specific restrictions on the number of terms directors may serve or other Boards on which a director may sit, but directors must possess sufficient time and energy to carry out their duties effectively. A majority of directors must be “independent” under the NASDAQ rules, and members of the Company’s audit committee must meet NASDAQ financial literacy and sophistication requirements.  In determining whether a director is independent, the Board will broadly consider all relevant facts and circumstances.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director.  The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise.  If vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, stockholders or other persons.  These candidates will be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for the Board.

Communications with the Board

Stockholders may communicate with the Board, Board committees, non-employee directors as a group, and individual directors by submitting their communications in writing to ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, TX 77060-5914, Attention: Corporate Secretary.  Any communication must contain:

•	a representation that the stockholder is a holder of record or is the beneficial owner of our capital stock;
•	the name and address, as they appear on our books, of the stockholder sending the communication; and
•	the number of shares of our capital stock that are beneficially owned by such stockholder.

ENGlobal’s Corporate Secretary will distribute such communications to the intended recipient upon receipt, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding the communication.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

PROPOSAL ONE:
ELECTION OF DIRECTORS

Nominees

The number of directors of the Company has been set at four in connection with the Annual Meeting.  At the Annual Meeting, you and the other stockholders will elect four individuals to serve as directors until the next annual meeting of stockholders, until their successors are duly elected or appointed or until their death, resignation, or removal.  Each of the nominees is currently a member of the Board of Directors (the “Board”).

The individuals named as proxies will vote the enclosed proxy for the election of all nominees, unless you direct them to withhold your votes.  If any nominee becomes unable to serve as a Director before the Annual Meeting, an event that is not presently anticipated, discretionary authority may be exercised by the persons named as proxies to vote for substitute nominees proposed by the Board of Directors.

There are no arrangements or understandings between ENGlobal and any person pursuant to which such person has been elected as Director.

The nominees for Director, each of whom has consented to serve, if elected, are as follows:

Name of Nominee:	William A. Coskey, P.E.
Position:	Chairman of the Board and Chief Executive Officer
Director Since:	1985
Age:	57
Present positions and offices with the Company, principal occupations during the past five years and other directorships:

Mr. Coskey has served as Chief Executive Officer since April 2007 and Chairman of the Board since June 2005. He founded ENGlobal in 1985 and, until December 2001, served as Chairman of the Board, Chief Executive Officer and President of the Company. From 2001 to 2003, he served as Chief Operating Officer and held the position of President from 2001 to June 2005.  Mr. Coskey, an honors graduate, received a Bachelor of Science in Electrical Engineering from Texas A&M University in 1975 and is a Registered Professional Engineer. Mr. Coskey has served on the Texas A&M University Electrical Engineering Department Advisory Council since 1999, and as Chairman of the Council since 2006.

Qualifications for Consideration:

The Board selected Mr. Coskey to serve as a director because it believes that, as the Founder of ENGlobal, he provides a unique perspective to the Board.  He was responsible for ENGlobal’s initial public offering in 1994, listing on the American Stock Exchange in 1998, and listing on the NASDAQ Stock Market in 2007.  As CEO, Mr. Coskey has been responsible for managing the day-to-day operations of the Company, as well as the Company’s overall growth and expansion plan.  While he will step down as CEO on May 3, 2010 and will remain an active Chairman of the Board, Mr. Coskey’s industry knowledge and business experiences give him invaluable insights into the Company’s challenges, opportunities and operations.

Name of Nominee:	David W. Gent, P.E.
Position:	Lead Independent Director
Director Since:	1994
Age:	57
Present positions and offices with the Company, principal occupations during the past five years and other directorships:

Mr. Gent has served as a Director of ENGlobal since June 1994, is Chairman of the Nominating and Corporate Governance Committee and is a member of the Audit and Compensation Committees.  Mr. Gent has served as the Company’s Lead Independent Director since 2002.  Since 1991, Mr. Gent has held various positions for Bray International, Inc., an industrial flow control manufacturer located in Houston, Texas.  Since 2005, Mr. Gent has served as Senior Vice President of Bray International and is responsible for overseeing worldwide engineering, information services, and training.  Mr. Gent, an honors graduate, received a Bachelor of Science in Electrical Engineering from Texas A&M University in 1975 and an MBA from Houston Baptist University in 1984.  He is a Registered Professional Engineer and a senior member of the Instrument Society of America.  Mr. Gent serves on the Texas A&M University Electrical Engineering Department Advisory Council, chairs the Bray International, Inc. 401(k) Committee and is the Bray representative on various councils including the Open DeviceNet Vendors Association and American Water Works Association.  He also holds several patents in the field of industrial flow controls.

Qualifications for Consideration:

The Board selected Mr. Gent to serve as a director because it believes he possesses valuable engineering expertise, including extensive experience managing multinational engineering, research and development, information technology, and manufacturing operations, including domestic and international operations obtained through start-ups and acquisition.  He provides the perspective of a leader who has faced and effectively dealt with economic and governance issues.  In addition, Mr. Gent offers a valuable perspective on global operations and strategy, which informs his judgment as a Board member.

Name of Nominee:	Randall B. Hale
Position:	Independent Director
Director Since:	2001
Age:	47
Present positions and offices with the Company, principal occupations during the past five years and other directorships:

Mr. Hale has served as a Director of ENGlobal since December 2001, and is Chairman of the Audit Committee and a member of the Compensation and Nominating and Corporate Governance Committees.  Mr. Hale is the founder of Rock Hill Capital Group, LLC, an investment management firm, and serves as its Managing Director.  Mr. Hale is responsible for managing all aspects of the investment activities of the Fund including capital raising, deal sourcing and investment management of portfolio companies.  Prior to founding Rock Hill, he served as an Executive Vice President and a Director of Equus Capital Management Corporation, investment advisor to several private equity funds, from November 1992 to November 2002.  As a principal investment officer for Equus, Mr. Hale negotiated and executed multiple purchase and sale transactions involving public and private companies.  In conjunction with these transactions, he was directly responsible for identifying the investment opportunities, arranging the necessary capital to complete the transactions including senior and subordinated debt and equity, and serving in an oversight capacity until the ultimate divestiture of the investment.  Prior to joining Equus in November 1992, Mr. Hale served in an audit, consulting and advisory capacity with a public accounting firm in Houston, Texas.  In September 2004, he co-founded ConGlobal Industries, Inc., a provider of intermodal services to the shipping industry, and currently serves as its Executive Chairman. ConGlobal was formed in September 2004 to facilitate the merger of Container-Care International, Inc., an intermodal services company, with Global Intermodal Systems, Inc.  Prior to the merger, Mr. Hale served as the President and Chief Executive Officer of Container-Care from February 2003 to September 2004.   Mr. Hale serves on several private company boards.  He is the past President and Director of the Houston Venture Capital Association and is an active member of the Association for Corporate Growth.  Mr. Hale received a BBA in Business Administration from Texas A&M University in 1985 and is a certified public accountant.

Qualifications for Consideration:

The Board selected Mr. Hale to serve as a director because it believes he possesses valuable financial expertise, including extensive experience with capital markets transactions and investments in both public and private companies.  Mr. Hale’s CPA background assists ENGlobal with financial and accounting issues and is invaluable to our Board’s discussions of the Company’s capital and liquidity needs.  ENGlobal also benefits from Mr. Hale’s entrepreneurial experience and his service as a director and chairman on several private company boards.

Name of Nominee:	David C. Roussel
Position:	Independent Director
Director Since:	2001
Age:	61
Present positions and offices with the Company, principal occupations during the past five years and other directorships:

Mr. Roussel has served as a Director of the Company since December 2001, and is Chairman of the Compensation Committee and a member of the Audit and Nominating and Corporate Governance Committees. Mr. Roussel is a Senior Vice President with Jefferies & Company, Inc., a global investment bank and institutional securities firm.  From 1994 to 2002, Mr. Roussel’s primary occupation was independent business consultant.  From 1971 to 1994, he held various engineering and general management positions with a large interstate pipeline company.  Mr. Roussel received a Bachelor of Science degree in Mechanical Engineering from Iowa State University in 1971 and completed the Harvard Advanced Management Program in 1992.

Qualifications for Consideration:

The Board selected Mr. Roussel to serve as a director because it believes he possesses valuable engineering experience, including a sound background about the energy industry, business operations and business development practices.  Mr. Roussel’s experience in senior and general management roles helps the Board address the challenges the Company faces with respect to development of its growth strategy, mergers and acquisitions, and joint venture formation.  ENGlobal also benefits from Mr. Roussel’s ability to address diverse matters that come before the Board.

Recommendation of the Board

The Board recommends that stockholders vote FOR each of the nominees to serve as Directors of ENGlobal.

Executive Officers

Set forth below is a brief description of the business experience of each Named Executive Officer of ENGlobal Corporation, as defined in Item 402 of Regulation S-K, except Mr. Coskey, whose biography is listed above.

Name of Executive Officer:	Robert W. Raiford
Position:	Chief Financial Officer and Treasurer
Age:	65
Present positions and offices with the Company, principal occupations during the past five years:

Mr. Raiford has served as Chief Financial Officer and Treasurer of ENGlobal since December 2001.  Mr. Raiford joined Petrocon Engineering in 1979 and prior to joining ENGlobal, he served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Petrocon and as a director and Secretary of various Petrocon subsidiaries.  Mr. Raiford received an MBA in 1974 and a BBA in Business Management in 1968 from Lamar University.

Name of Executive Officer:	Michael M. Patton, P.E.
Position:	Senior Vice President, Project Development
Age:	57
Present positions and offices with the Company, principal occupations during the past five years:

Mr. Patton joined ENGlobal in 1999, and was appointed ENGlobal’s Senior Vice President of Project Development and President of Government and Infrastructure group in October 2009.  From June 2002 to October 2009, Mr. Patton served as Senior Vice President of Business Development.  From November 2004 to January 2009, Mr. Patton held several management positions in ENGlobal’s Engineering and, since January 2004, has been the sponsor for ENGlobal Technical Services, Inc. (nka ENGlobal’s Government and Infrastructure group).  Mr. Patton is a Registered Professional Engineer and earned a Bachelor of Science degree in Electrical Engineering from University of Oklahoma in 1975.

Name of Executive Officer:	R. David Kelley
Position:	Senior Vice President, Corporate Services
Age:	59
Present positions and offices with the Company, principal occupations during the past five years:

Mr. Kelley has served as the Senior Vice President of Corporate Services since November 2009.  From January 2009 to November 2009, he held several management positions in ENGlobal’s Engineering group and served as a consultant to the Company from December 2004 to January 2009.  From September 1995 to November 2004, Mr. Kelley concurrently served as the President of Aker Kvaerner’s Process Services Company and its Panamanian subsidiary, Investigacion Y Evaluacion Ambiental (IEA).  He has considerable international operations experience including experience in the Middle East, Caribbean, and Central America.  Mr. Kelley graduated from Texas Wesleyan University with a BBA in Accounting.

Name of Executive Officer:	J. Michael Harrison
Position:	Senior Vice President, Business Development
Age:	52
Present positions and offices with the Company, principal occupations during the past five years:

Mr. Harrison, named Senior Vice President – Business Development in October 2009, has over 20 years of Business Development experience in the engineering and construction industries.  Mr. Harrison was previously Vice President, Business Development for Commonwealth Engineering and Construction, LLC from 2006 to 2009. Prior to his tenure at Commonwealth, Mr. Harrison worked for Jacobs Engineering from 1996 to 2005 in progressively higher levels of Business Development responsibility in Houston, Texas and Baton Rouge, Louisiana. He is currently a member of the Project Managers Institute. Mr. Harrison has a BBA from Stephen F. Austin State University and attended University of Oklahoma’s adult Petroleum Engineering curriculum.

Appointment of New Chief Executive Officer

On March 31, 2010, ENGlobal’s Board of Directors announced the selection of Mr. Edward L. Pagano to serve as the Company’s new Chief Executive Officer effective May 3, 2010.  William A. Coskey, P.E., co-founder and current CEO of ENGlobal, will continue to serve as the Chairman of the Board. ENGlobal’s Board initiated an external CEO search process in December 2009 as a result of changes in the industry and possible changes to the Company’s future growth strategy.

Mr. Pagano, 51, served in various positions at WorleyParsons Group Inc. and a predecessor, Parsons E&C Corporation, including as President-Americas from October 2004 to August 2008. Mr. Pagano joined WorleyParsons in 1998 and held the positions of Chief Financial Officer and Chief Operating Officer before being appointed President-Americas.  Prior to joining WorleyParsons, Mr. Pagano held various senior financial positions with The Shaw Group, Aker Kvaerner, URS, and Lurgi Corporation. Most recently, he served as President-Americas at GL Industrial Service, a technical assurance and consulting firm to the energy industry. Mr. Pagano received a B.S. in Accounting from Ramapo College and a MBA in Accounting from Seton Hall University and brings over 30 years experience in growing successful engineering and consulting businesses.

PROPOSAL TWO:
APPROVAL OF THE RATIFICATION OF INDEPENDENT AUDITORS

The Board has appointed Hein & Associates LLP, certified public accountants, as auditors to examine the consolidated financial statements of ENGlobal for the fiscal year ended December 31, 2010, and to perform other appropriate audit and advisory services and is requesting ratification of such appointment by the stockholders.  In the event that the stockholders do not ratify the appointment of Hein & Associates LLP, the adverse vote will be considered as a direction to the Board to select other auditors for the next fiscal year.  However, because of the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ended December 31, 2010 will be permitted to stand, unless the Board finds other reasons for making a change.  It is understood that even if the selection of Hein & Associates LLP is ratified, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of ENGlobal and its stockholders.

Representatives of Hein & Associates LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.  This proposal will be approved if it receives the affirmative vote of holders of a majority of the shares of Common Stock voted or represented and entitled to vote at the Annual Meeting.

Recommendation of the Board

The Board recommends that stockholders vote FOR the proposal to ratify the appointment of Hein & Associates LLP as ENGlobal’s independent auditors for fiscal year 2010.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers
The following table shows the number of shares of our Common Stock beneficially owned as of March 31, 2010 by each director, the executives named in the “Summary Compensation Table” and all directors and executives as a group.  None of these shares are pledged as security for any debt or other obligation.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)

Mr. Coskey	8,669,035	(2)	31.6%
Mr. Gent	261,718	(3)	*
Mr. Hale	196,718	(4)	*
Mr. Roussel	201,718	(5)	*
Mr. Raiford	74,493	(6)	*
Mr. Patton	170,000	(7)	*
Mr. Kelley	28,085	(8)	*
Mr. Harrison	14,500	(9)	*
All current directors, nominees, and Named Executive Officers as a group (8 persons)	9,601,767	(10)	34.6%
                _________________________________
*	Represents less than 1% of the shares of Common Stock outstanding.

(1)
Beneficial ownership of Common Stock has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power with respect to such securities, has the right to acquire beneficial ownership within 60 days, or acquires such securities with the purpose or effect of changing or influencing the control of ENGlobal.

(2)
Includes 8,668,935 shares of Common Stock held in the name of Alliance 2000, Ltd., whose general partner is jointly owned by Mr. Coskey and his spouse.  Mr. Coskey has shared power to vote and dispose of such shares.

(3)
In accordance with Rule 13d-3(d)(1)(i)(A), includes options held by Mr. Gent to acquire an aggregate 220,000 shares of Common Stock that are exercisable on or within 60 days of March 31, 2010.  Also includes director compensation represented by 11,718 shares of restricted stock which was granted on June 18, 2009.  Does not include director compensation represented by 3,907 shares of restricted stock, which was granted on June 18, 2009 and will fully vest on June 18, 2010.

(4)
In accordance with Rule 13d-3(d)(1)(i)(A), includes options held by Mr. Hale to acquire an aggregate 150,000 shares of Common Stock that are exercisable on or within 60 days of March 31, 2010.  Also includes director compensation represented by 11,718 shares of restricted stock which was granted on June 18, 2009.  Does not include director compensation represented by 3,907 shares of restricted stock, which was granted on June 18, 2009 and will fully vest on June 18, 2010.

(5)
In accordance with Rule 13d-3(d)(1)(i)(A), includes options held by Mr. Roussel to acquire an aggregate 190,000 shares of Common Stock that are exercisable on or within 60 days of March 31, 2010.  Also includes director compensation represented by 11,718 shares of restricted stock which was granted on June 18, 2009.  Does not include director compensation represented by 3,907 shares of restricted stock which was granted on June 18, 2009 and will fully vest on June 18, 2010.

(6)	In accordance with Rule 13d-3(d)(1)(i)(A), includes options held by Mr. Raiford to acquire an aggregate 74,493 shares of Common Stock that are exercisable on or within 60 days of March 31, 2010.
(7)
Includes 5,000 shares of Common Stock held in a trust for the benefit of Mr. Patton. Mr. Patton has sole power to vote and dispose of such shares. In addition, in accordance with Rule 13d-3(d)(1)(i)(A), includes options held by Mr. Patton to acquire an aggregate 170,000 shares of Common Stock that are exercisable on or within 60 days of  March 31, 2010.

(8)	In accordance with Rule 13d-3(d)(1)(i)(A), includes options held by Mr. Kelley to acquire an aggregate 28,085 shares of Common Stock that are exercisable on or within 60 days of March 31, 2010.
(9)
Includes 2,000 shares of Common Stock acquired prior to Section 16 status.  Mr. Harrison has shared power to vote and dispose of such shares. In accordance with Rule 13d-3(d)(1)(i)(A), includes held by Mr. Harrison restricted stock in the amount of 12,500 shares of Common Stock that are exercisable on or within 60 days of March 31, 2010.

(10)
In accordance with Rule 13d-3(d)(1)(i)(A), includes options to acquire an aggregate 743,458 shares of Common Stock that are exercisable on or within 60 days of  March 31, 2010.  The number of shares beneficially owned by all directors and executives as a group represents approximately 34.1% of our outstanding common stock as of March 31, 2010.

Principal Stockholders

The following table sets forth information about stockholders whom we know to be the beneficial owners of more than 5% of our issued and outstanding Common Stock.  This information is based solely on our review of the Schedule 13G Statement of Beneficial Ownership on file with the SEC as of March 30, 2010:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)

Alliance 2000, Ltd. c/o 654 N. Sam Houston Pkwy. E. Suite 400 Houston, TX 77060-5914	8,668,935	(2)	31.6%
            ______________________________________

(1)
Beneficial ownership of Common Stock has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power with respect to such securities, has the right to acquire beneficial ownership within 60 days, or acquires such securities with the purpose or effect of changing or influencing the control of ENGlobal.

(2)
Alliance 2000, Ltd. (“Alliance”) is a Texas limited partnership whose general partner is jointly owned by Mr. Coskey and his spouse.  Of these shares, 1,615,000 are held subject to an Amended and Restated Option Pool Agreement pursuant to which options have been granted to certain employees of ENGlobal and its subsidiaries.

Section 16(A) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, executive officers and persons holding more than 10% of Common Stock must report their initial ownership of Common Stock and any changes in that ownership to the SEC.  The SEC has designated specific due dates for such reports and ENGlobal must identify in this Proxy Statement those persons who did not file such reports when due.

Based solely upon a review of Forms 3 and 4 and any amendments furnished to ENGlobal during our fiscal year ended December 31, 2009 and any amendments furnished to ENGlobal with respect to the same fiscal year, we believe that our directors, officers, and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis generally describes the development and current composition of our executive and director compensation programs and policies, and discusses the philosophy and principles underlying those policies and programs. It also gives greater context to the data presented in the tables and narratives that follow. This discussion should be read in conjunction with such tables, which follow beginning on page 20 of this Proxy Statement.

What is our executive compensation program designed to reward?

Our executive compensation program is designed to reward individual performance and to achieve strategic business objectives that are aimed at growing our business and aligning the long-term interests of our executives and stockholders. Specifically, as our production and profits increase, so does executive compensation. Conversely, if production and profits decrease, executive compensation may be less generous.

What are the elements and objectives of our executive compensation program?

Our compensation program for executives consists of base salary, annual incentive awards, long-term incentive awards, and termination and change-in-control arrangements. Using these elements, the Compensation Committee (the “Committee”) has designed our compensation program to prudently use our resources while meeting the following objectives:

•	attract and retain the talent that we believe is required to successfully execute our business strategy;
•	align the interests of our executives with the interests of our stockholders;
•
reinforce expectations of leadership and achievement, consistent with our values and our vision to be the best positioned, most trusted choice for engineering and professional services in the energy sector; and

•	provide a strong incentive to our executives to achieve their potential and our goals and long-term success.

How are executive compensation amounts determined?

In determining target compensation levels for each executive, the Committee considers:

•	total compensation amounts;
•	market data;
•	individual performance;
•	corporate performance;
•	compensation history; and
•	internal equity.

None of these factors are weighted, but are considered together in the sole discretion of the Committee.

Total Compensation Amounts

In determining the individual compensation for ’our executives, the Committee considers the total compensation to be awarded to each executive (base salary, annual incentive awards, long-term incentive awards, and termination and change-in-control arrangements) and may exercise discretion in determining the portion allocated to the various components of total compensation.  Our focus on total compensation provides the ability to align pay decisions with our short- and long-term business needs.  This approach also allows for the flexibility needed to recognize differences in performance by providing differentiated pay.  We do not have a policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation or among various forms of equity compensation.

Market Data

Market data is a key consideration for the Committee but the Committee does not target a particular compensation level (e.g. a mean or average level) relative to the compensation of members of management in our peer companies. The Committee considers this data for general market movement and trends and the positioning of our executives relative to the market. The Committee reviewed and considered market data for a peer group composed of six other engineering and construction companies (Furmanite Corporation, Michael Baker Corporation, Matrix Service Company, TetraTech, Inc., Willbros Group, and VSE Corporation). These companies were selected by our Compensation Committee primarily because they are representative of the sector in which we operate with respect to each company’s relative leadership position in our sector, its relative size as measured by market capitalization, the relative complexity of the business, and the CEO’s role and responsibilities.

Market data for target total direct compensation (base salary, targeted annual incentive and expected value of long-term incentive awards) is developed to provide a broad market view. Each executive’s position relative to the market data is reflective of his experience (both with us and with other organizations) and the other factors described below.

Individual Performance

The Committee also considers individual performance, including achievement of individualized goals, current and potential impact on corporate performance, reputation, skills, experience, criticality and demonstration of our values as important factors. Our values are to:

•	act with absolute integrity;
•	provide superb service to our customers;
•	collaborate with, support and respect our employees;
•	embrace the entrepreneurial spirit;
•	encourage a passion for excellence in everything we do; and
•	operate in a safe and responsible manner.

The format used for our executives’ annual performance evaluations is the same as for all employees (except our Chief Executive Officer). See “What is the role of our executives in the compensation process?”

Corporate Performance

Significant portions of our annual incentive awards and long-term incentive awards are tied to corporate and operational results, which must be measured to determine the level of payout.  See “Why do we choose to pay each element?”

Compensation History

In determining an executive’s compensation, the Committee considers the base salary and prior years’ incentive payouts.  The Committee also considers each executive’s equity holdings, including the date of any grants, the types of awards (stock options or cash), the vesting provisions, the expiration dates, the exercise prices, and the number of shares granted.  The Committee reviews these historical awards in order to allocate an appropriate portion of executive compensation to retention value.

Internal Equity

The Committee believes that the success of a company depends to a large extent on honest and ethical leadership and teamwork.  Consequently, compensation among senior executives is roughly equivalent.  However, some differences in levels of compensation among our executives exist because of differences in their roles and responsibilities and in the factors discussed above.  The Committee does not use formulas in determining base compensation amounts, but is mindful of internal equity and the impact of perceived fairness related to its decisions.  Bonuses for senior executives are based on a formula tied to a variety of factors, as explained under "Bonus Plan" below.

How does each element and our decisions regarding that element fit into our compensation program’s objectives and affect other elements?

The Committee believes that in order to achieve our compensation program’s objectives, a significant portion of executive compensation should be composed of variable, at risk elements, with the majority of these elements being based on alignment with our stockholders and achievement of our long-term success.  Base salaries attract and retain the talent we need to lead and grow our business.  The Committee strives for a balanced and effective mix of elements which are not weighted in any particular manner with respect to salary determinations, but are based on the formula described below with respect to bonuses.

Although objective factors, such as Company performance and competitive market data, are the primary factors used by the Compensation Committee when it sets salary compensation levels, more subjective individual considerations also influence compensation decisions.  For example, the Compensation Committee will take into account individual job performance, incumbent experience, retention concerns, and an executive’s ability to impact future results for the Company. For each Named Executive Officer other than the Chief Executive Officer, the Compensation Committee receives information on such individual considerations from the Chief Executive Officer as described below under "What is the role of our executives in the compensation process."  The Compensation Committee takes the Chief Executive Officer’s recommendations into account, along with competitive market data and Company performance, when setting compensation levels.

Why do we choose to pay each element?

Base Salary

Base salary is paid in cash commensurate with the responsibilities of each individual’s position, subject to adjustment by the Committee based on its annual review of the factors discussed under “How are executive compensation amounts determined?” The Committee believes the base salaries provide a competitive level of fixed compensation based on the individual’s experience and performance as well as the position’s market value.  See “Summary Compensation Table” for base salary amounts.

Incentive Bonus Plan

ENGlobal adopted an Incentive Bonus Plan as of July 1, 2009 for its Senior Management Team, which includes the Chief Executive Officer, the Chief Financial Officer, the Chief Governance Officer, any Segment President and any Senior Vice President of the Corporation.  The Company adopted a First Amended and Restated Incentive Bonus Plan effective January 1, 2010 to include additional employees.  The purpose of the Plan is to encourage superior performance on key corporate and employee metrics that are critical to our business.  Under the Incentive Bonus Plan, bonus awards are based on achievement of metrics established by the Compensation Committee or the Chief Executive Officer.

Current metrics include consolidated earnings per share, segment contribution, segment safety, and average segment days sales outstanding, but the Compensation Committee or the Chief Executive Officer, as appropriate, has the ability to establish different metrics.  The bonus is determined pursuant to a formula that gives a weight to each metric, and establishes certain thresholds for each metric.  However, the maximum bonus for each participant is subject to a limitation based on a percentage of that participant’s salary.

For the Senior Management Team, the amount of the bonus is based entirely on the application of the formula and, in other cases, bonuses may be calculated for an entire segment or division with the president of that segment or division having authority to allocate the bonus among the employees in that segment or division as he determines appropriate.  Bonuses are calculated semi-annually as of June 30 and December 31 of each year and are paid in cash in two installments in the seven-month period following the period in which they were earned. A participant must be an employee of the Company on the date on which bonus payments are made or he will forfeit his right to receive the bonus.  In addition, for members of the Senior Management Team, bonuses based on financial statements that are later restated are required to be adjusted to reflect the restatement, and the bonus recipient is obligated to repay the bonus to the Company.  A copy of the First Amended and Restated Incentive Bonus Plan will be filed with the SEC as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q on or before May 10, 2010.

Long-Term Incentive Awards

Although use of long-term incentive awards is very limited, the Company, on occasion, grants equity-based awards to members of our senior management team and also grants incentive awards ’in connection with the employment of a new member of senior management, such as our new Vice President of Business Development, J. Michael Harrison, and our incoming Chief Executive Officer, Edward L. Pagano.  These awards are designed to retain our executives and to provide them continued motivation to achieve our long-term success.  In selecting recipients for equity grants and in determining the size of such grants, we consider various factors, including:

•	our achievements, financial performance and financial ratios, including revenues, operating income, and earnings per share;
•	Company and individual performance, both on an absolute basis in terms of growth over prior year performance, and against pre-established performance goals;
•	compensation paid by companies of comparable size in businesses similar to our business;
•	the executive’s level of responsibility; and
•	the executive’s contributions in support of our strategies.

The structure of our long-term incentive awards reflects the Committee’s view that the purpose of the executive’s equity compensation should strengthen alignment with stockholders, provide incentives tied to our performance and serve as a retention vehicle.  Time-based common stock options and restricted stock can be retentive as they create stockholder alignment because their value increases as our stock price increases. The weighting of the long-term incentive award vehicles is reflective of the Committee’s goal to have a balanced and effective mix of cash and equity elements and to reduce the dilutive impact of equity awards on its stockholders’ interests in the Company.

Employment Agreements; Termination and Change-in-Control Arrangements

Messrs. Coskey, Raiford, Patton, Kelley and Harrison are each a party to a written employment agreement (the “Employment Agreements”) with ENGlobal and the Company anticipates that it will enter into an Employment Agreement with Mr. Pagano.

The Employment Agreements provide for an annual base salary, subject to discretionary increases by the Board of Directors, and other compensation which may be in the form of participation in the Incentive Bonus Plan, stock options, and restricted stock awards.  Additionally, the executives receive health, life, and other insurance benefits in accordance with the terms of the Company’s benefit plans, and the Company provides management level support services and reimbursement for specified business expenses.  A copy of Mr. Coskey’s Employment Agreement is on file with the SEC as Exhibit 10.39 to the Company’s Form 10-K for the fiscal year ended December 31, 2006 and copies of Messrs. Raiford, Patton and Kelley’s Employment Agreements are on file with the SEC as Exhibits 10.37, 10.38, and 10.39, respectively, to the Company’s Form 10-K for the fiscal year ended December 31, 2008.

The Employment Agreements provide for severance payments and benefits in the case of termination of employment. If employment ends because of death, the Company will pay any accrued but unpaid salary, additional compensation, and other benefits earned up to that date. In the case of disability and depending on the executive, salary and benefits would generally be maintained by the Company on behalf of the disabled executive for up to three or six months of disability and for a period of three or six months following the date of termination, and the executive would receive health and life insurance benefits in accordance with the terms of the Company’s benefit plans during that period. At the Company’s option, severance payments and full benefits may be extended for an additional six-month period following the initial period of severance for disability.

If the Company terminates an executive’s employment for “cause,” as defined in the Employment Agreements, the Company will pay any accrued but unpaid salary, additional compensation, and other benefits earned up to the effective date of termination.  If the Company terminates an executive’s employment without “cause,” as defined in the employment agreement, the Employment Agreements generally provide that the Company will continue to pay him for a period of six or twelve months following the date of termination and, at the Company’s option, severance payments and full benefits may be extended for an additional six-month period following the initial severance period. See “Executive Compensation Tables—Severance.”

The Employment Agreements include a covenant not to compete following termination of employment for a period of up to one year as well as confidentiality provisions as are customary in nature and scope, for such agreements.

The terms of the Employment Agreements were set through the course of arms-length negotiations with the executives.  As part of these negotiations, the Committee analyzed the terms of the same or similar arrangements for comparable executives employed by some of the companies in our peer group.  The Committee used this approach in setting the amounts payable and the triggering events under the Employment Agreements.  The Employment Agreements’ termination of employment provisions were entered into in order to address competitive concerns by providing the executives with a fixed amount of compensation that would offset the potential risk of foregoing other opportunities.  At the time of entering into the Employment Agreements, the Committee considered ENGlobal’s aggregate potential obligations in the context of retaining the executive and his expected compensation.

In addition, Messrs. Raiford and Patton are parties to an option pool agreement with Alliance 2000, Ltd. (“Alliance”), a Texas limited partnership beneficially owned and controlled by Mr. Coskey, our current Chief Executive Officer.  Under the option pool agreement, options to acquire shares of ENGlobal’s common stock owned by Alliance were granted to Messrs. Raiford and Patton.  These options vest and become exercisable upon a change of control of the Company.  This arrangement was entered into in connection with a merger and was intended to provide an incentive to certain key employees to remain in the Company’s service after the merger.  The Alliance option pool agreement is scheduled to expire in December 2011.

Executive Perquisites

We do not provide substantial personal benefits or perquisites.  The current Named Executive Officers are eligible to receive an executive vehicle/auto allowance perquisite having an annual value of up to $9,000. See “Summary Compensation Table.”

Other Compensation

From time to time, we make available to employees and executives certain other fringe benefits. We may provide club memberships, tickets to sporting or cultural events, tickets to community events, etc. To the extent that such items are taxable to the individual, they are considered to be part of the individual’s compensation package. Other benefits provided to our executives are generally available to all employees, such as medical, dental, life, short-term disability, and long-term disability insurances, personal leave benefits, reimbursement for an annual physical exam, and Company matching contributions to the ENGlobal Corporation 401(k) Plan, as amended.  See “Summary Compensation Table.”

What is the role of our executives in the compensation process?

Our Chief Executive Officer has access to the internal and external compensation information described above, and assesses the performance of each Named Executive Officer based upon his/her day-to-day interactions with such persons throughout the year and certain pre-defined quantifiable metrics, including consolidated earnings per share, segment contribution, segment safety, and average segment days sales outstanding.  Using that information, our Chief Executive Officer discusses his evaluation of the Named Executive Officers (other than himself) with the Compensation Committee and recommends compensation levels for such officers.  The Chief Executive Officer discusses any retention concerns at this time as well.  The Committee independently reviews the data and makes its own determinations for our executives.

Compensation Committee Consultant

In 2009, and historically, the Committee has not engaged or retained any outside advisors or consultants with respect to executive or director compensation to provide advice and recommendations on the amount and form of executive compensation.

What are our equity and security ownership requirements?

We encourage stock ownership by executives through the use of equity awards.

When are awards granted and base salaries approved?

Each year, the Committee approves our executives’ base salaries, method for calculation of annual incentive awards for the upcoming year, and long-term incentive awards for the current year at its first regular quarterly meeting (generally in March or April). Any awards for newly hired executives are granted at the next regularly scheduled Committee meeting.  Offers to executive candidates are reviewed with the Committee prior to being made. Any equity awards included in an offer are subject to the Committee’s approval.

Except for the recommendations of our Chief Executive Officer with respect to other members of our Senior Management Team, our executives do not have any role in establishing the timing of grants or vesting of stock options. We do not have any program, plan or practice to time grants of equity or equity-based awards in coordination with the release of material non-public information and we do not set grant dates to new executives in coordination with the release of such information. We have not timed, and do not intend to time, our release of material non-public information for the purpose of affecting the value of executive compensation.

Does the accounting and tax treatment of a particular form of compensation impact the form and design of awards?

The Committee considers tax, tax deductibility and accounting treatment of various compensation alternatives. However, these are not typically driving factors. The Committee may approve non-deductible compensation arrangements if it believes they are in the best interests of the Company and its stockholders taking into account several factors, including our ability to utilize the deduction based on projected taxable income.

Executive Compensation Tables

Summary Compensation Table

As of December 31, 2009, the following table sets forth information regarding compensation earned during the last three fiscal years by the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Equity Awards ($)(1)		Bonus($)	All Other Compensation ($)(2)	Total ($)
William A. Coskey	2009	$245,000			--	$20,976	$265,976
Chairman and Chief Executive Officer	2008	$245,000			$92,000	$20,253	$357,253
	2007	$245,000			--	$23,980	$268,980

Robert W. Raiford	2009	$260,000			--	$21,859	$281,859
Chief Financial Officer and Treasurer	2008	$260,000			$116,250	$21,568	$397,818
	2007	$245,000			$65,000	$23,545	$333,545

Michael M. Patton	2009	$230,000			--	$20,479	$250,479
Senior Vice President, Project Development	2008	$230,000			$80,000	$24,918	$334,918
	2007	$210,000			$60,000	$23,884	$293,884

R. David Kelley	2009	$180,000			--	$19,581	$199,581
Senior Vice President, Corporate Services	2008	$180,000	$377,600	(3)	$60,000	$20,720	$638,320
	2007	$160,000			$40,000	$21,398	$221,398

J. Michael Harrison
Senior Vice President, Business Development(4)	2009	$46,152			--	$2,811	$48,963

(1)
For a description of certain assumptions made in the valuation of stock option awards, see Note 13 to the Company’s audited consolidated financial statements, included in the Company’s Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 8, 2010.

(2)
Consists of benefits relating to the Executive Benefits Policy, including medical, dental, life, short-term disability, and long-term disability insurances.  Also includes personal leave benefits and reimbursement for the executive’s annual physical exam and as well as Company matching contributions to the ENGlobal Corporation 401(k) Plan equal to 50% of regular employee contributions up to 6% of employee compensation.  On January 1, 2009, due to economic conditions, the Company elected to reduce its match on employee contributions to the 401(k) plan.  With respect to most employees, including the Named Executive Officers, the match was reduced by 50% to a maximum of 3% of the applicable employee’s compensation.  On April 4, 2009, the Company elected to suspend its match on all employees, including Named Executive Officers. Current executive officers, including those who are Named Executive Officers, are eligible to receive an executive vehicle/auto allowance perquisite having an annual value of up to $9,000.

(3)
40,000 incentive stock options granted on March 12, 2008 pursuant to the ENGlobal Corporation 1998 Incentive Plan, with an exercise price of $9.44.  These options vested 20% on the grant date and 20% on each anniversary of the grant date.

(4)	Mr. Harrison was appointed as a Named Executive Officer to the Company on October 5, 2009, at the time he began working for ENGlobal. His annual compensation, exclusive of bonuses, is $199,992.

Grants of Plan Based Awards

There were no grants of equity-based awards during 2009 to the individuals named in the Summary Compensation Table above.

Outstanding Equity Awards at Year End

As of December 31, 2009, the following table sets forth information regarding outstanding equity awards held by the individuals named in the Summary Compensation Table above.

Name	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date
	Exercisable		Unexercisable

Mr. Coskey (1)	--		--	--	--
Mr. Raiford	25,000		--	$6.83	12/04/2016
Mr. Raiford	4,034		--	$0.96	10/24/2010
Mr. Raiford	10,424		--	$0.96	10/31/2010
Mr. Raiford	485,000	(2)	--	--	--
Mr. Patton	40,000		--	$2.05	3/25/2014
Mr. Patton	80,000	(3)	--	$11.97	4/17/2016
Mr. Patton	300,000	(4)	--	--	--
Mr. Patton	25,000		--	--	--
Mr. Kelley	24,000	(5)	16,000	$9.44	3/12/2018
Mr. Harrison	--		--	--	--

___________________

(1)
Mr. Coskey is a general partner of Alliance.  Mr. Coskey beneficially owns 2,600,000 shares that are subject to an Option Pool Agreement pursuant to which options to acquire shares of the Company’s Common Stock that is owned by Alliance have been granted to certain employees of ENGlobal and its subsidiaries.

(2)
Consists of options to acquire 485,000 shares of Common Stock at exercise prices ranging from $1.56 to $3.81 per share which vest and are exercisable only under certain conditions set forth in the Option Pool Agreement between the Company and Alliance.

(3)
Consists of options to acquire 80,000 shares of Common Stock granted pursuant to the ENGlobal Corporation 1998 Incentive Plan.  The option vests as follows: 20% on date of grant and four equal annual installments of 20% each beginning on December 31, 2006.

(4)
Consists of options to acquire 300,000 shares of Common Stock at exercise prices ranging from $1.56 to $3.81 per share which vest and are exercisable only under certain conditions set forth in the Option Pool Agreement between the Company and Alliance.

(5)
The option vests as follows: 20% on date of grant and four equal annual installments of 20% each beginning on December 31, 2008.  Consists of 40,000 grants made pursuant to the ENGlobal Corporation 1998 Incentive Plan.

Option Exercises and Stock Vested

As of December 31, 2009, the following table sets forth information regarding outstanding equity awards held by the individuals named in the Summary Compensation Table above.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Mr. Coskey	--	--
Mr. Raiford	--	--
Mr. Patton	20,000	$32,800	(1)
Mr. Kelley	--	--
Mr. Harrison	--	--
________________

(1)	Mr. Patton exercised 20,000 options on December 11, 2009 at a strike price of $1.25. The market closing price on December 11, 2009 was $2.89.

Severance

The following table sets forth benefits payable to the Named Executive Officers upon the occurrence of a change in control of the Company, or the termination of employment (without cause), death or permanent disability of the Named Executive Officers.  The information in the table assumes that the subject event took place on December 31, 2009, the last business day of the 2009 fiscal year, and that the price per share of the Company’s Common Stock is $3.13, the closing price on NASDAQ on December 31, 2009.

Name	Termination without Cause	Death	Disability	Change in Control

Mr. Coskey
Compensation:
Severance(1)	$149,721	--	122,500	--
Benefits and Perquisites:
Health/Dental/Medical(2)	3.085	--	3,085	--

Mr. Raiford
Compensation:
Severance	$171,351	--	$130,000	--
Stock Options(3) (Unvested and Accelerated)	--	--	--	$38,800
Benefits and Perquisites:
Health/Dental/Medical	$3,085	--	$1,543	--

Mr. Patton
Compensation:
Severance	$265,533	--	$57,500	--
Stock Options(4) (Unvested and Accelerated)	--	--	--	$24,000
Benefits and Perquisites:
Health/Dental/Medical	$6,170	--	$1,543	--

Mr. Kelley
Compensation:
Severance	$124,111	--	$45,000	--
Stock Options(5) (Unvested and Accelerated)	--	--	--	--
Benefits and Perquisites:
Health/Dental/Medical	$3,827	--	$1,914	--

Mr. Harrison (6)
Compensation:	$2,219.14	--	--	--
Benefits and Perquisites:	--	--	--	--

(1)
Pursuant to Employment Agreement, if executive’s employment is terminated for any reason other than (i) for cause, as defined in the Employment Agreement, (ii) voluntary resignation, or (iii) his death, then for a period of six or twelve months following the date of termination of employment the Company shall continue to pay to the executive his monthly salary.  Amount in table based on base salary at December 31, 2009.

(2)
Pursuant to Employment Agreement, if executive’s employment is terminated for any reason other than (i) for cause, as defined in the Employment Agreement, (ii) voluntary resignation, or (iii) his death, then for a period of six or twelve months following the date of termination of employment the Company shall continue to include the executive and his dependents under the coverage of all group health, medical and dental insurance plans and policies.

(3)
Includes options issued by Alliance, which vest upon a change in control of the Company and are exercisable only under certain conditions set forth in the Option Pool Agreement between the Company and Alliance. The strike price of the Alliance options was $3.05 as of December 31, 2009.

(4)
Includes options issued by Alliance, which vest upon a change in control of the Company and are exercisable only under certain conditions set forth in the Option Pool Agreement between the Company and Alliance.  The strike price of the Alliance options was $3.05 as of December 31, 2009. Does not include 25,000 restricted shares of Common Stock granted pursuant to the ENGlobal Corporation 2009 Equity Incentive Plan on January 27, 2010.  The shares vest in four equal annual installments of 25% each beginning on December 31, 2010.

(5)
Does not include unvested options to acquire an aggregate of 16,000 shares of Common Stock granted pursuant to the ENGlobal Corporation 1998 Incentive Plan which was granted on March 12, 2008 at an exercise price of $9.44.

(6)
Mr. Harrison was appointed as a Named Executive Officer to the Company on October 5, 2009.  He does not currently have an employment agreement, but has agreed to continue his employment with the Company without an employment agreement, subject to Texas “at will” employment law.  Does not include 12,500 restricted shares of Common Stock granted pursuant to the ENGlobal Corporation 2009 Equity Incentive Plan on January 27, 2010.  The shares vest in four equal annual installments of 25% each beginning on December 31, 2010.

Review of and Conclusion Regarding All Components of Executive Compensation

Based on our performance during the past several years, and in light of our executives’ efforts in directing the Company, the Compensation Committee and the Board have determined that the compensation paid to Mr. Coskey, as well as compensation paid to our other Named Executive Officers, serves the best interests of our stockholders and continues to emphasize programs that the Compensation Committee and the Board believe positively affect stockholder value.

Risk Considerations in our Compensation Program

The Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive or inappropriate risk taking.  In addition, ENGlobal believes that risks arising from its compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

The Compensation Committee extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation;
•	rolling six-month performance targets discourage short-term risk taking;
•	incentive awards are capped by the Compensation Committee;
•	equity ownership guidelines and an insider trading policy discourage excessive risk taking; and
•
as a professional services firm, the Company does not face the same level of risks associated with compensation for employees at financial services (traders and instruments with a high degree of risk) or technology companies (rapidly changing markets).

Furthermore, as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of formula or objective factors on excessive risk taking.

Report of the Compensation Committee

The information contained in this Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the SEC, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its responsibilities with regard to compensation matters, and is responsible under its Committee charter for determining the compensation of ENGlobal’s executive officers.  In accordance with SEC rules that are now in effect, the “Compensation Discussion and Analysis” section includes a detailed description of the philosophy and execution of executive compensation at ENGlobal.  In addition, the “Executive Compensation” section includes more information concerning the compensation of our Named Executive Officers than has been published previously.  In this regard, the Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management, including our Chief Executive Officer and Chief Financial Officer, and recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Committee of the Board of Directors,

David C. Roussel, Chairman
David W. Gent
Randall B. Hale

April 23, 2010

DIRECTOR COMPENSATION

As of December 31, 2009, the following table discloses cash and equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s Non-employee Directors during the last fiscal year.

Name	Year	Fees Earned or Paid in Cash	Restricted Stock Awards(1)	Option Awards	All Other Compensation	Total

Randall B. Hale	2009	$36,000	$80,000	--	--	$116,000
David W. Gent, P.E.	2009	$32,000	$80,000	--	--	$112,000
David C. Roussel	2009	$32,000	$80,000	--	--	$112,000
_______________________

(1)
In accordance with FASB ASC Topic 718, Non-employee Directors received 2009 compensation of $80,000 worth of restricted shares of Common Stock equal to fair market value of the underlying Common Stock on the date of the grant.  Accordingly, 15,625 shares of restricted stock were granted on June 18, 2009, the date of the Annual Meeting of Stockholders, and the fair market value was $5.12, the closing price on June 18, 2009.  The restricted stock granted to each independent director vests over one year in equal quarterly increments of 3,906 shares on each of September 30, 2009, December 31. 2009, March 31, 2010 and June 30, 2010, provided the recipient continues to serve as a director of the Company on the vesting dates.

The principal objectives of our independent director compensation programs are to compensate the directors for their service to the Company, to ensure long-term retention of the directors, and to align the directors’ compensation programs with long-term value to the Company’s stockholders.  We attempt to accomplish these objectives in an economical manner through a combination of reasonable director retainer fees and equity grants to the directors.

Our Non-employee Directors, Messrs. Gent, Hale and Roussel, receive a retainer of $32,000 per year.  Non-employee Directors are also eligible for reimbursement of travel and other miscellaneous expenses associated with attendance at Board of Directors and Committee meetings.  The Chairman of the Audit Committee, Mr. Hale, receives an additional $4,000 per year.  Our employee director and Chairman of the Board, Mr. Coskey, does not receive any additional compensation for his service on the Board.

In addition, under the Company’s 2009 Equity Incentive Plan, Non-employee Directors are eligible to receive non-statutory equity grants.  In 2009, in recognition of the services provided by its Board of Directors, each Non-employee Director received $80,000 worth of restricted shares of the Company’s Common Stock, with a quarterly vesting schedule, equal to fair market value of the underlying Common Stock on the date of the grant.  In June 2010, Non-employee Directors will each receive $80,000 worth of restricted shares of the Company’s Common Stock, with a quarterly vesting schedule, for their service to the Company during 2010-2011.  The shares will be granted on June 17, 2010, will fully vest on June 30, 2011, and will expire on June 16, 2020.

The Board considers the director compensation programs to be in conformity with industry standards and reasonable by comparison to what directors receive at the group of comparable companies described in “How are executive compensation amounts determined?-Market Data.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a policy requiring that all transactions between the Company and its officers, directors, principal stockholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties and that any such transactions be approved by a majority of the disinterested members of the Company’s Board.  The Company’s Audit Committee is responsible for the review and assessment of all related party transactions.

The Board has determined that no related party transactions existed during fiscal year 2009.  See “Corporate Governance—Our Governance Practices” for a discussion of our policies and procedures related to conflicts of interest.

AUDIT MATTERS

Principal Auditor Fees

The Audit Committee has appointed Hein & Associates LLP as ENGlobal’s independent auditors for the fiscal year ending December 31, 2009.  Representatives of Hein & Associates LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The following table shows the fees paid or accrued by ENGlobal for the audit and other services provided by Hein & Associates LLP for fiscal year 2009 and 2008.

	2009	2008

Audit Fees	$355,468	$430,344
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--
Total	$355,468	$430,344

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the company’s principal accountant for the audit of the company’s annual financial statements and review of financial statements included in the company’s Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by the company’s principal accountant that are reasonably related to the performance of the audit or review of the company’s financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by the company’s principal accountant for tax compliance, tax advice, and tax planning; and (iv) ”all other fees” are fees for products and services provided by the company’s principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Under applicable SEC rules, except for the ability to designate a portion of this responsibility as described below, the full Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence from ENGlobal.  The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.  The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and/or pre-approve, when necessary, all audit services and permitted non-audit services provided by the independent auditors to ENGlobal or any of its subsidiaries.

Report of the Audit Committee

The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the SEC, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

In accordance with its written charter, the Audit Committee assists the Board in, among other things, oversight of our financial reporting process, including the effectiveness of our internal accounting and financial controls and procedures, and controls over our accounting, auditing, and financial reporting practices.

Our Board of Directors has determined that all three members of the Committee are “independent” based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, our system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations.  Our independent auditors are responsible for auditing the financial statements.  The Audit Committee’s responsibility is to monitor and review these processes and procedures.  The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and we are not professionals in those fields.  The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent auditors that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

During fiscal 2009, the Audit Committee held nine meetings.  The Audit Committee’s meetings were conducted so as to encourage communication among the members of the Audit Committee, management, and our independent auditors, Hein & Associates LLP, LLP.  Among other things, the Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits.  The Audit Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls.  The Audit Committee also discussed with our independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2009 with management and our independent auditors.  Management’s discussions with the Audit Committee included a review of critical accounting policies.

The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between us and our auditors that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence.  The Audit Committee has reviewed and approved the amount of fees paid to Hein & Associates LLP for audit services.  The Audit Committee concluded that the provision of services by Hein & Associates LLP is compatible with the maintenance of Hein & Associates LLP’s independence.

At three of its meetings during 2009, the Audit Committee met with members of senior management and the independent auditors to review the certifications provided by the Chief Executive Officer and Chief Financial Officer under the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC and the overall certification process.  At these meetings, Company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in internal control over financial reporting.

Based on the above-mentioned review and discussions with management, the internal auditors, and the independent auditors, and subject to the limitations on our role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

Audit Committee of the Board of Directors,
Randall B. Hale, Chairman
David W. Gent, P.E.
David C. Roussel

April 23, 2010

OTHER MATTERS

To the best of the knowledge, information and belief of the directors, there are no other matters which are to be acted upon at the Annual Meeting.  If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.

The Company has received no notice of any other items to be submitted for consideration at the Annual Meeting and, except for reports of operations and activities by management, which are for informational purposes only and require no approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, management does not know of or contemplate any other business that will be presented for action by the stockholders at the Annual Meeting.  If any further business is properly presented at the Annual Meeting, the persons named as proxies will act in their discretion on behalf of the stockholders they represent.

STOCKHOLDER PROPOSALS FOR 2011

The 2010 Annual Meeting of Stockholders is expected to be held in June 2011.  The Company must receive by January 1, 2011 any stockholder proposal intended to be presented at the next annual meeting of stockholders for inclusion in the Company’s proxy materials.  Proposals must comply with the proxy rules relating to stockholder proposals, including Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials.  Proposals should be delivered to ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060-5914, Attention: Corporate Secretary, prior to the specified deadline.

SEC rules and regulations provide that if the date of the Company’s 2011 Annual Meeting is advanced or delayed more than 30 days from the date of the 2011 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2011 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2011 Annual Meeting.  The Company will disclose such a change in the earliest possible Quarterly Report on Form 10-Q, upon determination by the Company that the date of the 2011 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2011 Annual Meeting.  If you intend to present a proposal at our 2011 Annual Meeting, but you do not intend to have it included in our 2011 Proxy Statement, your proposal must be delivered to the Secretary of ENGlobal no later than March 17, 2011.

ADDITIONAL INFORMATION

A copy of the Company’s 2009 Annual Report is being mailed with this Proxy Statement to each stockholder of record. Stockholders not receiving a copy of the Annual Report may obtain one without charge.  The Company’s Annual Report on Form 10-K is also accessible through the Company’s website at www.englobal.com.  Requests and inquiries should be addressed to: Investor Relations, 654 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060-5914, (281) 878-1000.

APPROVAL OF THE BOARD OF DIRECTORS

The contents of this Proxy Statement have been approved by the Board of Directors, and the Board of Directors has authorized the mailing of this Proxy Statement to the stockholders of the Company.

By Order of the Board of Directors,

Natalie S. Hairston
Chief Governance Officer and Secretary

Houston, Texas
April 30, 2010

Appendix A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
ENGLOBAL CORPORATION

GENERAL

The Committee’s purpose is to oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation.  The Committee shall oversee the audit efforts of the Corporation’s independent accountants and any internal auditors employed by the Corporation and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Corporation’s auditors are independent of management.  It is the objective of the Committee to maintain free and open means of communications among the Board, the independent accountants, any internal auditors employed by the Corporation, and the financial and senior management of the Corporation.

COMPOSITION

The Audit Committee shall consist of three or more directors as determined by the Board, each of whom is determined by the Board to be “independent” under Section 10A(m)(3) of the Securities Exchange Act of 1934, the rules of the NASDAQ Stock Market, and the rules and regulations of the SEC.

All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee.  “Financial literacy” shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices.  At a minimum, all members of the Committee must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement, and cash flow statement or become able to do so within a reasonable period of time after his or her appointment to the Committee.  At least one member of the Committee must be a financial expert as such term is defined by the SEC.  Committee members, are encouraged to enhance their understanding of finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant or firm.

The members of the Committee are to be elected by the Board upon the recommendation of the Nominating/Corporate Governance Committee and shall serve until their successors are duly elected and qualified.  Unless a Chair is elected by the full Board upon the recommendation of the Nominating and Corporate Governance Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership.  The Chair will chair all regular sessions of the Audit Committee and set the agenda for Audit Committee Meetings.

MEETINGS

The Committee shall hold regular meetings as may be necessary, but no less than once per quarter, and special meetings as may be called by the Chairman of the Committee.  As part of its job to foster open communication, the Committee should meet regularly with each of management, the principal internal auditor of the Corporation, and the independent accountants in separate executive sessions to discuss any matters that the Committee or either of these groups believe should be discussed privately.  In addition, the Committee or its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financial statements.

The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee.  All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

The Committee Chairman should consult with management in the process of establishing agendas for Committee meetings.

The Committee shall maintain and submit to the Board copies of minutes of each meeting of the Committee, and each written consent to action taken without a meeting, reflecting the actions so authorized or taken by the Committee since the preceding meeting of the Board.  A copy of the minutes of each meeting shall be placed in the Corporation’s minute book.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the outside auditing firm.  In this regard, the Audit Committee shall have the sole authority to (A) appoint and retain, (B) determine the funding for, and (C) when appropriate, terminate, the outside auditing firm, which shall report directly to the Committee.  The Committee will be responsible for resolving any disputes between the independent accountants and the Corporation’s management.

RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

1.	Review and assess the adequacy of this Charter at least annually, and otherwise as conditions dictate.

2.	Review the results of the year-end audit of the Corporation, including (as applicable):

•
the audit report, the published financial statements, the management representation letter, the “Memorandum Regarding Accounting Procedures and Internal Control” or similar memorandum prepared by the Corporation’s independent auditors, any other pertinent reports and management’s responses concerning such memorandum;

•
the qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of accounting principle and financial disclosure practices used or proposed to be adopted by the Corporation and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;

•	the methods used to account for significant unusual transactions;
•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
•	management’s process for formulating sensitive accounting estimates and the reasonableness of these estimates;
•	significant recorded and unrecorded audit adjustments;
•	any material accounting issues among management, members of the Corporation’s internal auditing department and the independent auditors; and
•	other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors.

3.
Review with financial management and the independent accountants the Corporation’s filings with the Securities and Exchange Commission on Form 10-Q and Form 10-K prior to their filing or prior to the release of earnings.  The Chair of the Committee may represent the entire Committee for purposes of this review.

4.
Review with management and the Corporation’s independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body.

Independent Accountants

5.	Approve in advance all audit, review or attest engagements required under the securities laws to be provided by the outside auditing firm, including fees and terms.

6.
Establish policies and procedures for the engagement of the outside auditing firm to provide permissible non-audit services, which shall require pre-approval by the Committee (other than with respect to de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit).  Ensure that approval of non-audit services are disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

7.
The authority to grant pre-approval of audit and non-audit services may be delegated to one or more designated members of the Committee who are independent directors.  Any such delegation shall be presented to the full Audit Committee at its next scheduled meeting.

8.
Review, at least annually, a report by the outside auditor describing (i) the firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (iii) all relationships between the independent auditor and the Corporation.

9.
In connection with the report review described in the previous paragraph, review and evaluate the lead partner of the outside auditor and present to the Board Committee conclusions with respect to the qualifications and performance of the outside auditing firm.

10.
Consider, at least annually, the independence of the outside auditing firm, including whether the outside auditing firm’s performance of permissible non-audit services is compatible with the auditor’s independence; obtain and review the report by the outside auditing firm describing any relationships between the outside auditing firm and the Corporation referred to in paragraph four above or any relationships between the outside auditing firm and the Corporation or any other relationships that may adversely affect the independence of the auditor; discuss with the outside auditing firm any disclosed relationship or services that may impact the objectivity and independence of the auditor; and present to the Board the Committee’s conclusions with respect to the independence of the outside auditing firm.

11.	Ensure rotation of the audit partners as required by law.

12.	Establish policies for the hiring of employees and former employees of the outside auditing firm.

Financial Reporting Processes

13.	Review the adequacy and effectiveness of the organization’s disclosure controls and procedures and management reports thereon.

14.
Review disclosures made to the Committee by the Corporation’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

15.	Consider the independent accountant’s judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

16.	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants or management.

17.
Establish regular and separate reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

18.
Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

19.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

20.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

21.
Discuss and review earnings press releases, including the type and presentation of information to be included in earnings press releases, in particular the use of “pro forma” or “adjusted” non-GAAP information.

22.	Review with management and the independent auditors any reportable conditions and material weaknesses affecting internal control.

23.
Receive periodic reports from the Corporation’s independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Corporation.

24.	Prepare a report annually which states, among other things, whether:

•	the Committee has reviewed and discussed with management and independent auditors the audited financial statements to be included in the Corporation’s Annual Report on Form 10-K;
•
the Committee has discussed with the Corporation’s independent auditors the matters that the auditors are required to discuss with the Committee by Statements on Auditing Standard No. 61, (as it may be modified or supplemented) and SEC rules;

•	the Committee has determined that the Corporation’s outside auditors are “independent” under SEC and NASDAQ Stock Market rules; and
•
based on the review and discussions described in subsections (i), (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Ethical and Legal Compliance

25.
Establish, review and update periodically a Code of Conduct that applies to the Corporation’s employees and directors and ensure that management has established a system to enforce this Code.  The Code must be publicly available and waivers for executive officers and directors granted and disclosed in accordance with applicable law.

26.	Review with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

27.
Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation.

28.
Review and approve, if the duty is not delegated to a comparable body of the Board, all related party transactions in accordance with the regulations of the NASDAQ Stock Market and other applicable law.

29.	Obtain from the independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934.

30.
Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

31.	Perform any other activities consistent with this Charter, the Corporation’s bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

Outside Advisors

The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its duties.  The Audit Committee shall have sole authority to approve related fees and retention terms.

With respect to the duties and responsibilities listed above, the Committee should:

•	Report regularly to the Board on its activities, as appropriate;
•	Exercise reasonable diligence in gathering and considering all material information;
•	Understand and weigh alternative courses of conduct that may be available;
•	Focus on weighing the benefit versus harm to the Corporation and its stockholders when considering alternative recommendations or courses of action;
•
If the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

•	Provide management, the Corporation’s independent auditors, and any internal auditors employed by the Corporation with appropriate opportunities to meet privately with the Committee.

* * *

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  These are the responsibilities of management and the outside auditor.

Adopted by Resolution of the Board of Directors
June 18, 2009

PROXY CARD
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints William A. Coskey and Robert W. Raiford, either of them, jointly and severally, with power of substitution, to represent and to vote as designated all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of ENGlobal Corporation, to be held at the Hilton Houston North Hotel, 12400 Greenspoint Drive, Houston, Texas on Thursday, June 17, 2010 at 10:00 a.m., local time, or any adjournment thereof.

1.	Election of directors.
a.	William A. Coskey, P.E.	c.	Randall B. Hale
b.	David W. Gent, P.E.	d.	David C. Roussel

☐ FOR	☐ AGAINST	☐ ABSTAIN

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE THE NOMINEE’S NAME.

1.	Ratification of the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐	If you plan to attend the Annual Meeting, please check here.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER.  UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES TO ENGLOBAL’S BOARD OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE INDEPENDENT AUDITORS OF ENGLOBAL FOR FISCAL YEAR 2010.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

Please sign exactly as name appears hereon and date. If the shares are jointly held, each holder should sign. When signing as an attorney, executor, administrator, trustee, or as an officer signing for a corporation, please give full title under signature.

Date:

Date:
Signatures of Stockholder(s)

(PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE)